2Q 2018 Earnings Call Presentation July 31, 2018 Exhibit 99.2

Safe Harbor Statement This presentation, the related remarks, and the responses to various questions may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Regional Management Corp.’s expectations or beliefs concerning future events. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: changes in general economic conditions, including levels of unemployment and bankruptcies; risks associated with Regional Management’s transition to a new loan origination and servicing software system; risks related to opening new branches, including the ability or inability to open new branches as planned; risks inherent in making loans, including repayment risks and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; risks relating to our first asset-backed securitization; changes in interest rates; the risk that Regional Management’s existing sources of liquidity become insufficient to satisfy its needs or that its access to these sources becomes unexpectedly restricted; changes in federal, state, or local laws, regulations, or regulatory policies and practices, and risks associated with the manner in which laws and regulations are interpreted, implemented, and enforced; the impact of changes in tax laws, guidance, and interpretations, including related to certain provisions of the Tax Cuts and Jobs Act; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and credit losses); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management); changes in the competitive environment in which Regional Management operates or in the demand for its products; risks related to acquisitions; changes in operating and administrative expenses; and the departure, transition, or replacement of key personnel. Such factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. We cannot guarantee future events, results, actions, levels of activity, performance, or achievements. Except to the extent required by law, neither Regional Management nor any of its respective agents, employees, or advisors intend or have any duty or obligation to supplement, amend, update, or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise. The information and opinions contained in this document are provided as of the date of this presentation and are subject to change without notice. This document has not been approved by any regulatory or supervisory authority.

2Q 18 Highlights – Continued Double-Digit Portfolio Growth Net income of $8.5 million, or $0.70 diluted EPS Revenue growth of 10.8% driven by $120.5 million year-over-year loan portfolio growth Interest and fee income up 11.8% year-over-year on 15.6% increase in average finance receivables Core finance receivables up 26.0% year-over-year Provision for credit losses of $20.2 million was only up 8.7% despite 16.6% growth in finance receivables G&A expense increased 5.0%, or $1.6 million, year-over-year Primarily related to expansion of centralized collections, IT infrastructure, and incentive compensation Annualized G&A expense as a percentage of finance receivables down 170 basis points year-over-year from 17.9% to 16.2% Higher interest expense due to portfolio growth, Fed rate increases, and higher cost of warehouse financing

Nortridge Loan System (NLS) Implementation NLS is performing very well Enhanced functionality (automated underwriting, electronic payments, texting, imaging, and customer portal) has been rolled out to our entire branch network for several months Continue to build out new capabilities to drive improved business performance Credit Scorecards Deploying custom credit scorecards in the second half of 2018, which we expect will lower net credit losses in late 2019 and beyond Testing in the third quarter Targeted rollout to the entire branch network in the fourth quarter Hybrid Growth Model Increase receivable growth within existing branch footprint Increase de novo expansion to 25 – 30 branches in the second half of 2018 Expanding our footprint into 2 new states, Missouri and Wisconsin Marketing / Digital Update Developing next generation risk and response models to improve direct mail targeting Expanded LendingTree relationship and added new partners Actively recruiting and testing of additional affiliates Continue to enhance digital foundation through website re-design and improved search engine optimization Funding Diversification Successfully completed our first term ABS transaction in 2Q 18 Strategic Initiatives Update

Net Income and Diluted EPS (2) (1) (1) 1Q 17 included $1.5 million tax benefit from exercise of stock options (2) 2Q 17 included $0.3 million after-tax executive transition costs (3) 3Q 17 was impacted by the following after-tax non-operating items: (4) 4Q 17 included $3.5 million of tax benefits, $3.1 million of which relate to deferred taxes at the new lower corporate tax rate and $0.4 million of which relate to a R&D tax credit (5) 3Q 17 results included $0.7 million of after-tax benefit from the bulk sale of bankrupt accounts (3) (4) (1) (2) (3) (4)

13 Consecutive Quarters of Double-Digit Growth Strong 2Q 18 finance receivable growth of 16.6% over prior year 13th consecutive quarter with double-digit year-over-year ending finance receivables growth

in millions Product Category Trends Large loans continue to grow and now represent over 46% of total loan portfolio Core loans are 92% of total loan portfolio Strong small loan growth of 10.3% from prior year

Revenue Driven by Strong Year-Over-Year Portfolio Growth 2Q 18 interest and fee yield improved 20 basis points sequentially

Provision Flat; NCL Rate Down Year-Over-Year NCL rate in 2Q 18 decreased 40 basis points compared to 2Q 17 2Q 18 NCL rate includes 50 basis points of hurricane losses Provision as a percentage of revenue and average finance receivables is down year-over-year Included 0.5% benefit from bulk sale of bankrupt accounts Included 0.5% of hurricane losses (1) Increase due to loss of non-file claims coverage related to insurance carrier change in December 2016

Seasonal Pattern of Delinquency 2Q 18 Delinquency: 30+ days past due of 6.3% is 0.2% lower than prior year 90+ days past due of 2.6% is 0.1% lower than prior year $25.1 $21.2 $19.6 $21.4 $17.5 $22.7 $27.5 $18.3 $26.4 $22.0

G&A Expense Dollars and Ratios 2Q 18 annualized G&A expense as a percentage of average finance receivables declined 170 basis points from the prior-year-period